Exhibit 23.2
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To View Tech, Inc.:

As independent public accountants, we herby consent to the incorporation by reference in this Form S-8 of our report dated January 21, 1999 included in View Tech, Inc.'s Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP
Boston, Massachusetts
February 1, 2000